UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2025
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UFP TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-12648	04-2314970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Hale Street
Newburyport, Massachusetts - USA 01950-3504
(Address of Principal Executive Offices) (Zip Code)
(978) 352-2200
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPT	The NASDAQ Stock Market L.L.C.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Executive Officer

On December 1, 2025, R. Jeffrey Bailly, Chief Executive Officer of UFP Technologies, Inc., a Delaware corporation (the “Company”), announced his retirement from his position as Chief Executive Officer of the Company, effective as of the completion of the Company’s Annual Meeting of Stockholders currently scheduled for June 4, 2026 (the “Effective Date”). Mr. Bailly’s retirement was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices. Mr. Bailly intends to remain on the Board of Directors of the Company (the “Board”).

Appointment of Chief Executive Officer

Subject to Mitchell C. Rock’s execution and delivery of an Employment Offer Letter, in form and substance satisfactory to the Company, Mr. Rock will serve as the Chief Executive Officer of the Company, effective as of the Effective Date.

Mr. Rock, age 58, initially joined the Company in 1991 and served as Director, Sales and Marketing of what was the Company’s Moulded Fibre division. From May 1999 through October 2000, Mr. Rock left the Company to serve as Vice President, Sales and Business Development of Esprocket, an internet start-up company. Mr. Rock rejoined the Company in April 2001 as Vice President, Sales and Marketing of the Moulded Fibre division and served as the Company’s Vice President of Sales and Marketing from May 2002 to June 2014. From June 2014 to June 2021, Mr. Rock served as the Company’s Senior Vice President of Sales and Marketing, and from January 1, 2020 to June 2021, Mr. Rock also served as General Manager, Medical. From June 2021, Mr. Rock served as President, UFP MedTech. Since February 2024, Mr. Rock has served as President of the Company. Since 2016, Mr. Rock has also served on the board of directors of Outlook Amusements, Inc., an entertainment company specializing in advice-based products and services.

Other than the Employment Offer Letter, there are no arrangements or understandings between Mr. Rock and any other person pursuant to which Mr. Rock will be promoted to Chief Executive Officer of the Company. There are no family relationships between Mr. Rock and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. For more information about Mr. Rock, please see the Company’s definitive proxy statement on DEF 14A, filed with the U.S. Securities and Exchange Commission on April 30, 2025.

Appointment of Executive Chairman of the Board

Additionally, on December 1, 2025, the Board appointed Mr. Bailly as Executive Chairman of the Board, effective as of the Effective Date. For more information about Mr. Bailly, please see the Company’s definitive proxy statement on DEF 14A, filed with the U.S. Securities and Exchange Commission on April 30, 2025.

Item 7.01             Regulation FD Disclosure.
On December 1, 2025, the Company issued a press release announcing the retirement of Mr. Bailly and the appointment of Mr. Rock as its Chief Executive Officer, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFP Technologies, Inc.

Date: December 1, 2025	By:	/s/ Ronald J. Lataille
Ronald J. Lataille
Chief Financial Officer and Senior Vice President